EXHIBIT 4.1

HONDA AUTO RECEIVABLES 2026-3 OWNER TRUST,
as Issuer,

and

CITIBANK, N.A.,
as Indenture Trustee

INDENTURE

Dated August 12, 2026

CROSS REFERENCE TABLE*

TIA Section		Indenture Section

310	(a)(1)	6.11
	(a)(2)	6.11
	(a)(3)	6.10; 6.11
	(a)(4)	N.A.**
	(a)(5)	6.11
	(b)	6.08; 6.11
	(c)	N.A.**
311	(a)	6.12
	(b)	6.12
	(c)	N.A.
312	(a)	7.01
	(b)	7.02
	(c)	7.02
313	(a)	7.04
	(b)(1)	7.04
	(b)(2)	7.04
	(c)	7.04; 11.05
	(d)	7.04
314	(a)	7.03
	(b)	11.15
	(c)(1)	11.01
	(c)(2)	11.01
	(c)(3)	11.01
	(d)	11.01
	(e)	11.01
	(f)	11.01
315	(a)	6.01
	(b)	6.05; 11.01
	(c)	6.01
	(d)	6.01
	(e)	5.13
316	(a)	1.01
	(a)(1)(A)	5.11
	(a)(1)(B)	5.12
	(a)(2)	N.A.
	(b)	5.07
	(c)	N.A.
317	(a)(1)	5.03
	(a)(2)	5.03
	(b)	3.03
318	(a)	11.07

*	This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.
**	N.A. means Not Applicable.

i

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-iv-

Section 11.21	Intent of the Parties; Reasonableness	64

Section 11.22	Owner Trustee	65

Section 11.23	U.S.A. Patriot Act	65

Section 11.24	Communications with Rating Agencies	65

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SCHEDULES

Schedule A – Schedule of Receivables	S-A-1

EXHIBITS

Exhibit A – Form of Class A-1, A-2a, A-2b, A-3 and A-4 Notes	A-1

Exhibit B – Form of Transferor Certificate for Retained Notes	B-1

Exhibit C – Form of Investment Letter for Retained Notes	C-1

Exhibit D – Servicing Criteria to be Addressed in Assessment of Compliance	D-1

Exhibit E – Form of Monthly 15GA-1 Report	E-1

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This Indenture, dated August 12, 2026, is between Honda Auto Receivables 2026-3 Owner Trust, a Delaware statutory trust (the “Issuer”), and Citibank, N.A., as indenture trustee and not in its individual capacity (the “Indenture Trustee”), as paying agent (the “Paying Agent”), and as calculation agent (the “Calculation Agent”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Issuer’s Class A-1 3.964% Asset Backed Notes, Class A-2a 4.30% Asset Backed Notes, Class A-2b SOFR Rate + 0.32% Asset Backed Notes, Class A-3 4.52% Asset Backed Notes and Class A-4 4.62% Asset Backed Notes.

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee at the Closing Date, on behalf of and for the benefit of the Noteholders, without recourse, all of the Issuer’s right, title and interest in, to and under (i) the Receivables and all monies due thereon and payments received thereon on and after July 1, 2026; (ii) the security interests in the Financed Vehicles; (iii) any proceeds of any physical damage or optional insurance policies covering the Financed Vehicles and in any proceeds of any credit life, credit disability or optional insurance policies relating to the Receivables or the Obligors; (iv) any proceeds of Dealer Recourse; (v) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed by or on behalf of the Issuer; (vi) all funds, and all investment property, from time to time carried in or credited to the Accounts, including the Reserve Fund Initial Deposit and the Yield Supplement Account Deposit and in all investment income and proceeds thereof; (vii) the rights of the Seller under the Receivables Purchase Agreement including, but not limited to, the representations and warranties set forth in Sections 2.02 and 2.03 therein and the rights of the Issuer under the Sale and Servicing Agreement; and (viii) all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing as each such term is defined in Section 1.01 (collectively, the “Collateral”).

The foregoing Grant is made in trust to secure (i) the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, except as expressly provided in this Indenture and the Sale and Servicing Agreement and (ii) to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee, as Indenture Trustee on behalf of the Noteholders, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties as required in this Indenture to the end that the interests of the Noteholders may be adequately and effectively protected.

Article I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01      Definitions. Except as otherwise specified herein or as the context may otherwise require, defined terms used in this Indenture shall have the meanings ascribed thereto in the Sale and Servicing Agreement.

Section 1.02      Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA or by reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

Article II
THE NOTES

Section 2.01      Form. The Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes, in each case together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Each Note shall be dated the date of its authentication. The terms of the Notes are the terms of this Indenture.

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Section 2.02      Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual, facsimile or scanned. Notes bearing the manual, facsimile or scanned signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee shall, upon Issuer Order, authenticate and deliver for original issue the following aggregate principal amount of Notes: (i) $509,400,000 of Class A-1 Notes, (ii) $536,600,000 of Class A-2a Notes, (iii) $200,000,000 of Class A-2b Notes, (iv) $736,400,000 of Class A-3 Notes and (v) $122,870,000 of Class A-4 Notes. The aggregate principal amount of Class A-1 Notes, Class A-2a Notes, Class A-2b Notes, Class A-3 Notes and Class A-4 Notes outstanding at any time may not exceed such respective amounts except as provided in Section 2.05.

Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.03      Temporary Notes. Pending the preparation of Definitive Notes pursuant to Section 2.11, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the related Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like tenor and principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.04      Note Register, Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of all transfers of Notes. The Indenture Trustee initially shall be the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

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If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, provided that the requirements of Section 8-401 of the UCC are met, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denominations, of a like aggregate principal amount.

At the option of the Noteholder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, provided that the requirements of Section 8-401 of the UCC are met (as determined by the Issuer), the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder thereof or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Issuer or the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.03 or 9.06 not involving any transfer.

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Neither the Issuer nor the Note Registrar will be required to register transfers or exchanges of Notes that will be redeemed within fifteen (15) days after the requested date of transfer or exchange.

Any Notes issued to and beneficially owned by the Issuer or any other person treated as the same person as the Issuer for U.S. federal income tax purposes may not be sold, pledged, or otherwise transferred unless counsel satisfactory to the Indenture Trustee has rendered an opinion to the effect that such Notes to be sold, pledged, or otherwise transferred will be characterized as indebtedness for U.S. federal income tax purposes after such sale, pledge, or other transfer. Any attempted sale, pledge, or other transfer in contravention of this paragraph will be void ab initio and the purported transferor will continue to be treated as the owner of such Notes. If for tax or other reasons it may be necessary to track any Notes, tracking conditions such as requiring separate CUSIPs or definitive form instruments may be required by the Sponsor or the Administrator as a condition to such transfer.

Section 2.04A   Transfer Restrictions on the Retained Notes.

(a)            On the Closing Date, each of the Retained Notes will be registered in the name of the Sponsor and issued in physical form as a Definitive Note in the applicable form of Exhibit A hereto. No transfer of a Retained Note, other than to an Affiliate of the Sponsor, shall be made unless such transfer is made pursuant to, (i) an effective registration statement under the Securities Act and any applicable state securities laws or, (ii) is exempt from the registration requirements under the Securities Act and such state securities laws. Except in the case of a transfer by the Sponsor to an Affiliate, in the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities laws, in order to assure compliance with the Securities Act and such laws, the Noteholder desiring to effect such transfer and such Noteholder’s prospective transferee shall each certify to the Owner Trustee, the Issuer, the Indenture Trustee and the Sponsor in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit B (the “Transferor Certificate”) and Exhibit C (the “Investment Letter”). Except in the case of a transfer by the Sponsor to an Affiliate, there shall also be delivered to the Owner Trustee, the Issuer and the Indenture Trustee an opinion of counsel that such transfer may be made pursuant to an exemption from the Securities Act and state securities laws, which opinion of counsel shall not be an expense of the Issuer, the Owner Trustee or the Indenture Trustee; provided that such opinion of counsel in respect of the applicable state securities laws may be a memorandum of law rather than an opinion if such counsel is not licensed in the applicable jurisdiction. If the Sponsor subsequently transfers any of the Retained Notes in a transaction exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof and any Noteholder intends to transfer such Retained Notes pursuant to Rule 144A, the Sponsor shall provide to any Noteholder and any prospective transferee designated by any such Noteholder information regarding such Retained Notes and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Retained Notes without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A, in each case with the cost of the provision of such information to be borne by the requesting noteholder. Each Noteholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor and AHFC (in any capacity) against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws.

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(b)            By directly or indirectly acquiring any Retained Note in a transaction pursuant to Rule 144A, each underwriter, transferee and owner of an ownership or beneficial interest will be required to represent, warrant and agree (if in Definitive Note form) or will be deemed to represent, warrant and agree (if in Book Entry Note form) as follows:

(i)           it understands that the Retained Notes have not been registered under the Securities Act, but were retained by the Sponsor, and may not be sold except as permitted in the following sentence. It understands and agrees, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, (x) that such Retained Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act and (y) that such Retained Notes may be resold, pledged or transferred only (i) to the Sponsor or an Affiliate, (ii) to an “accredited investor” as defined in Rule 501(a)(1),(2),(3) or (7) of Regulation D under the Securities Act (an “Accredited Investor”) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Accredited Investors unless the holder is a bank acting in its fiduciary capacity) that executes a certificate substantially in the form of the Investment Letter, (iii) so long as such Retained Note is eligible for resale pursuant to Rule 144A under the Securities Act, to a person whom it reasonably believes after due inquiry is a “qualified institutional buyer” as defined in Rule 144A, acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are “qualified institutional buyers”) to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (iv) in a sale, pledge or other transfer made in a transaction otherwise exempt from the registration requirements of the Securities Act, in which case the Sponsor shall require that both the prospective transferor and the prospective transferee certify to the Indenture Trustee and the Sponsor in writing the facts surrounding such transfer, which certification shall be in form and substance reasonably satisfactory to the Issuer, the Owner Trustee, the Indenture Trustee and the Sponsor. Except in the case of a transfer described in clauses (i) or (iii) above, the Sponsor shall require that a written opinion of counsel (which will not be at the expense of the Sponsor, any affiliate of the Sponsor, the Owner Trustee or the Indenture Trustee), reasonably satisfactory to the Issuer and the Sponsor, be delivered to the Issuer, the Owner Trustee, the Indenture Trustee and the Sponsor to the effect that such transfer will not violate the Securities Act, and will be effected in accordance with any applicable securities laws of each state of the United States. It will notify any purchaser of the Retained Notes from it of the above resale restrictions, if then applicable. It further understands that in connection with any transfer of the Retained Notes by it that the Issuer and the Sponsor may request, and if so requested it will furnish, such certificates and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions;

(ii)          if eligible for resale pursuant to Rule 144A, it is a “qualified institutional buyer” as defined under Rule 144A under the Securities Act and is acquiring the Retained Notes for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are “qualified institutional buyers”). It is familiar with Rule 144A under the Securities Act and is aware that the seller of the Retained Notes and other parties intend to rely on the foregoing representations, warranties and acknowledgements and the exemption from the registration requirements of the Securities Act provided by Rule 144A;

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(iii)         it satisfies the requirements of Section 2.14 of this Indenture;

(iv)         it understands that the Indenture Trustee, the Sponsor and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements, and it agrees that if any of the acknowledgments, representations and warranties deemed to have been made by it by its purchase of the Retained Notes, for its own account or for one or more accounts as to each of which it exercises sole investment discretion, are no longer accurate, it shall promptly notify the Sponsor; and

(v)          the Indenture Trustee and the Sponsor are entitled to rely upon the foregoing representations, warranties and acknowledgements and are irrevocably authorized to produce the foregoing representations, warranties and acknowledgments or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(c)            In the case of a transfer of the Retained Notes to an Affiliate of the Sponsor, the Sponsor shall provide a written representation to the Issuer, the Indenture Trustee and the Owner Trustee that the transferee is an Affiliate of the Sponsor, and the Issuer, the Indenture Trustee and the Owner Trustee may conclusively rely on such representation.

Section 2.05      Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless and (iii) the requirements of Section 8-405 of the UCC are met, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a Protected Purchaser, the Issuer shall execute, and upon its written request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven (7) days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a Protected Purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

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Upon the issuance of any replacement Note under this Section, the Issuer or the Indenture Trustee may require the payment by the Noteholder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee, the Securities Intermediary or the Note Registrar) connected therewith.

Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.06      Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any of their respective agents may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any of their respective agents shall be affected by notice to the contrary.

Section 2.07      Payment of Principal and Interest, Defaulted Interest; Determination of SOFR Rate; Benchmark Replacement.

(a)            Each Class of Notes shall accrue interest at the related Interest Rate, and such interest shall be due and payable on each Payment Date as specified therein, subject to Sections 3.01 and 11.12 hereof. Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by wire transfer in immediately available funds to the account designated by such Person (and if such Notes are registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee).

(b)            The principal of each Note shall be payable as provided in Section 8.02(d) hereof. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the related Final Scheduled Payment Date or the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or Noteholders representing not less than a majority of the Outstanding Amount have declared the Notes to be immediately due and payable in the manner provided in Section 5.02. All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business five (5) Business Days preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment; provided, however, if a Definitive Note is held by the Sponsor or any of its Affiliates, then the final installment of principal of and interest on such Note may be paid prior to the surrender of the Note. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02.

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(c)            If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Interest Rate in any lawful manner. The Issuer may pay such defaulted interest to the Persons who are Noteholders on a subsequent special record date, which date shall be at least five (5) Business Days prior to the next payment date. The Issuer shall fix or cause to be fixed any such special record date and related payment date, and, at least fifteen (15) days before any such special record date, the Issuer shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

(d)            The Paying Agent initially shall be the “Calculation Agent” for the purpose of obtaining the SOFR Rate and calculating the SOFR Rate pursuant to this Section 2.07. Upon any resignation of the Calculation Agent, the Administrator shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Calculation Agent. If a Person other than the Paying Agent is appointed by the Administrator as the Calculation Agent, the Administrator will give the Paying Agent prompt written notice of the appointment of the Calculation Agent.

(e)            So long as the Class A-2b Notes are Outstanding, the Calculation Agent shall obtain the SOFR Rate in accordance with the definition of “SOFR Rate” on each SOFR Adjustment Date and shall promptly provide such rate to the Administrator or such other person as directed by the Administrator. The SOFR Rate obtained by the Calculation Agent, in the absence of manifest error, will be conclusive and binding on the Noteholders.

(f)             If the Administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the determination of the then-current Benchmark, the Benchmark Replacement determined by the Administrator will replace the then-current Benchmark for all purposes relating to the Class A-2b Notes in respect of such determination on such date and all such determinations on all subsequent dates. The Administrator shall deliver written notice to each Rating Agency and to a Responsible Officer of the Calculation Agent on any SOFR Adjustment Date if, as of the applicable Reference Time, the Administrator has determined with respect to the related Interest Accrual Period that there will be a change in the SOFR Rate or the terms related thereto since the immediately preceding SOFR Adjustment Date due to a determination by the Administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred. The Administrator shall have the right to make SOFR Adjustment Conforming Changes and, in connection with the implementation of a Benchmark Replacement, Benchmark Replacement Conforming Changes, from time to time.

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(g)            All percentages resulting from any calculation on the Class A-2b Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.8765445% (or 0.098765445) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the Class A-2b Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

(h)            Any determination, decision or election that may be made by the Administrator or any other Person in connection with a Benchmark Transition Event, a Benchmark Replacement Conforming Change or a Benchmark Replacement pursuant to this Section 2.07 (or pursuant to any capitalized term used in this Section 2.07 or in any such capitalized term), including any determination with respect to administrative feasibility (whether due to technical, administrative or operational issues), a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Administrator’s sole discretion, and, notwithstanding anything to the contrary in the Transaction Documents, will become effective without the consent of any other Person (including any Noteholder). The Class A-2b Noteholders shall not have any right to approve or disapprove of these changes and shall be deemed by their acceptance of a Note to have agreed to waive and release any and all claims relating to any such determinations. Notwithstanding anything to the contrary in the Transaction Documents, none of the Issuer, the Owner Trustee, the Delaware Trustee, the Indenture Trustee, the Administrator, the Calculation Agent, the Paying Agent, the Sponsor, the Depositor or the Servicer will have any liability for any action or inaction taken or refrained from being taken by it with respect to any Benchmark, Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes or any other matters related to or arising in connection with the foregoing. Each Noteholder and beneficial owner of Notes, by its acceptance of a Note or a beneficial interest in a Note, will be deemed to waive and release any and all claims against the Issuer, the Owner Trustee, the Delaware Trustee, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Administrator, the Sponsor, the Depositor and the Servicer relating to any such determinations.

(i)             None of the Indenture Trustee, the Owner Trustee, the Delaware Trustee, the Paying Agent, the Securities Intermediary, or the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the SOFR Rate, the Benchmark or Benchmark Replacement or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any event giving rise to the replacement of the SOFR Rate or a Benchmark Replacement (each of which shall be determined by Administrator), (ii) to select, determine, identify or designate any Benchmark Replacement, or other successor or replacement benchmark index, any Benchmark Replacement Date, any Benchmark Transition Event, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine, identify or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index or (iv) to determine whether or what SOFR Adjustment Conforming Changes, Benchmark Replacement Rate Conforming Changes or other amendments are necessary or advisable, if any, in connection with any of the foregoing.

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(j)             None of the Indenture Trustee, the Owner Trustee, the Delaware Trustee, the Paying Agent, the Securities Intermediary, or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Indenture or any other Transaction Document as a result of the unavailability of the SOFR Rate or Benchmark and absence of the designation of a Benchmark Replacement Rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Administrator, in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture and reasonably required for the performance of such duties.

(k)            None of the Indenture Trustee, the Paying Agent, the Securities Intermediary or the Calculation Agent shall have any liability for any interest rate published by any publication that is the source for determining the Interest Rate of the Class A-2b Notes, including but not limited to the Reuters Screen (or any successor source), the FRBNY's website, the Bloomberg Financial Markets Commodities News or any successor thereto, or for any rates published on any publicly available source or in any of the foregoing cases for any delay, error or inaccuracy in the publication of any such rates, or for any subsequent correction or adjustment thereto.

Section 2.08      Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

Section 2.09      Book-Entry Notes. The Non-Retained Notes, upon original issuance, will be issued in the form of a typewritten Note or Notes representing the Book-Entry Notes, to be delivered to the Indenture Trustee, as agent for The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a definitive Note representing such Note Owner’s interest in such Note, except as provided in Section 2.11. Unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to such Note Owners pursuant to Section 2.11:

(i)           the provisions of this Section shall be in full force and effect;

(ii)          the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Note Owners;

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(iii)         to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

(iv)         the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Note Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.11, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

(v)          whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Outstanding Amount, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

Section 2.10      Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to such Note Owners pursuant to Section 2.11, the Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency, and shall have no obligation to such Note Owners.

Section 2.11      Definitive Notes. On the Closing Date, the Retained Notes will be issued in physical form as Definitive Notes in the applicable form of Exhibit A hereto and registered in the name of the Sponsor. The Non-Retained Notes will be issued on the Closing Date as Book-Entry Notes; however, if at anytime (i)(A) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and (B) neither the Indenture Trustee nor the Administrator is able to locate a qualified successor, (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or a Servicer Default, Owners of Book-Entry Notes representing beneficial interests aggregating at least a majority of the Outstanding Amount of such Notes advise the Indenture Trustee and the Clearing Agency Participants through the Clearing Agency, in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then, in each case, the Indenture Trustee shall notify all Note Owners of the related Class of Notes through the Clearing Agency of the occurrence of any such event and of the availability of Definitive Notes of the related Class of Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the Note or Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of a Class, the Indenture Trustee shall recognize the holders of the Definitive Notes as Noteholders hereunder. Except in the case of a Noteholder who is an Affiliate of the Sponsor, subsequent Noteholders of Notes that were initially Retained Notes shall have the right, but at such Noteholders sole cost and expense, to request that such Retained Notes be converted to Book Entry Notes and the Issuer, the Indenture Trustee, the Administrative Agent and the Sponsor agree to cooperate and use reasonable efforts to effect such conversion.

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Section 2.12      Release of Collateral. Subject to Section 11.01 and the terms of the other Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and (except in the case of a full redemption under Section 10.01) Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

Section 2.13      Tax Treatment; Tax Information.

(a)            The Issuer has entered into this Indenture, and the Notes will be issued (other than Notes beneficially owned by the Issuer or any other person treated as the same person as the Issuer for U.S. federal income tax purposes unless transferred in accordance with Section 2.04), with the intention that, for all purposes, including U.S. federal income, state and local income and franchise tax purposes, the Notes will qualify as indebtedness secured by the Owner Trust Estate. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner, by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes (other than Notes beneficially owned by the Issuer or any other person treated as the same person as the Issuer for U.S. federal income tax purposes unless transferred in accordance with Section 2.04) for all purposes, including U.S. federal income, state and local income and franchise tax purposes, as indebtedness.

(b)            Each Noteholder, by its acceptance of a Note, and Note Owner, if different, by its acceptance of a beneficial interest in a Note, agrees to provide and shall provide to the person making payments on the Note to it (or other person responsible for withholding of taxes) with the Tax Information, and will update or replace such Tax Information when it becomes incorrect or obsolete, at any time required by applicable law or promptly upon request. Each Noteholder and Note Owner is deemed to understand, acknowledge and agree that the Indenture Trustee, Paying Agent and Issuer (or other person responsible for withholding of taxes) have the right to withhold on payments with respect to a Note (without any corresponding gross-up) where an applicable party fails to comply with the requirements set forth in the preceding sentence or the Indenture Trustee, Paying Agent or Issuer (or other person responsible for withholding of taxes) is otherwise required to so withhold under applicable law.

Section 2.14      Employee Benefit Plans. The transfer of a Definitive Note shall not be registered unless the prospective transferee (and if the transferee is a Plan, its fiduciary) has represented in writing to the Indenture Trustee that either (i) it is not acquiring and will not hold such Note (or interest therein) with the assets of a Benefit Plan Investor or a Plan that is subject to Similar Law; or (ii) its acquisition, holding and disposition of such Note (or interest therein) will not give rise to, in the case of a Benefit Plan Investor, a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of a Plan that is subject to Similar Law, a violation of Similar Law. Any Person that acquires a beneficial interest in a Book Entry Note shall be deemed to make the same representations as set forth above in this Section 2.14.

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Article III
COVENANTS

Section 3.01      Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, subject to Section 8.02(c), the Issuer will cause to be distributed all amounts on deposit in the Note Distribution Account on a Payment Date deposited therein in accordance with Section 8.02(d). Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

Section 3.02      Maintenance of Office or Agency. The Issuer will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served and such office initially will be located in Jersey City, New Jersey. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands, provided that the Indenture Trustee shall not serve as an agent or office for the purpose of service of process on behalf of the Issuer.

Section 3.03      Money for Payments to be Held in Trust. As provided in Sections 5.04 and 8.02, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account and the Note Distribution Account pursuant to Section 8.02(c) shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account and the Note Distribution Account for payments of Notes shall be paid over to the Issuer except as provided in this Section.

On or before the Business Day immediately preceding each Payment Date and Redemption Date, the Issuer shall deposit or cause to be deposited in the Collection Account (to be transferred to the Note Distribution Account on the related Payment Date) an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee in writing of its action or failure so to act.

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The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

(i)            hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)          give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii)         at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv)         immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

(v)          comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon (including obtaining and retaining from Persons entitled to payments with respect to the Notes any Tax Information and making any withholdings with respect to the Notes as required by the Code and paying over such withheld amounts to the appropriate governmental authority) and

(vi)         comply with any applicable reporting requirements in connection with any payments made by it on any Notes and any withholding of taxes therefrom, and, upon request, provide any Tax Information to the Issuer.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Noteholder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and written direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to or for the account of the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and written direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder).

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Section 3.04      Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Owner Trust Estate in connection with this Indenture and the other Basic Documents and the transactions contemplated hereby and thereby until such time as the Issuer shall terminate in accordance with the terms hereof.

Section 3.05      Protection of Owner Trust Estate. The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Noteholders to be prior to all other liens in respect of the Owner Trust Estate, and the Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders, a first lien on and a first priority, perfected security interest in the Owner Trust Estate. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Administrator and delivered to the Issuer, and will take such other action necessary or advisable to:

(i)            grant more effectively any portion of the Owner Trust Estate;

(ii)           maintain or preserve the lien and security interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

(iii)         perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iv)         enforce any of the Collateral;

(v)          preserve and defend title to the Owner Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Owner Trust Estate against the claims of all persons and parties; or

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(vi)         pay all taxes or assessments levied or assessed upon the Owner Trust Estate when due.

Financing statements filed pursuant to such appointment may describe the Owner Trust Estate in the same manner as described herein or may describe the collateral subject thereto as “All of the Debtor’s personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto” or words of similar effect.

Section 3.06      Opinions as to Owner Trust Estate.

(a)            Promptly after the execution and delivery of this Indenture, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel to the effect that, in the opinion of such counsel, either (i) all financing statements and continuation statements have been executed and filed that are necessary to create and continue the Indenture Trustee’s first priority perfected security interest in the collateral for the benefit of the Noteholders, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action shall be necessary to perfect such security interest.

(b)            Within ninety (90) days after the beginning of each fiscal year of the Issuer (commencing with the first fiscal year that begins on a date that is more than three months after the Cutoff Date), the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (i) all financing statements and continuation statements have been filed that are necessary to create and continue the Indenture Trustee’s first priority perfected security interest in the collateral for the benefit of the Noteholders, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action shall be necessary to perfect such security interest.

Section 3.07      Performance of Obligations; Servicing of Receivables.

(a)            The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Owner Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the other Basic Documents or such other instrument or agreement.

(b)            The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

(c)            The Issuer will and will cause the Administrator to, punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and in the instruments and agreements included in the Owner Trust Estate, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the other Basic Documents in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the written consent of the Indenture Trustee or the Noteholders of at least a majority of the Outstanding Amount or such greater percentage as may be specified in the particular provision.

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(d)            If the Issuer shall have knowledge of the occurrence of a Servicer Default, the Issuer shall promptly provide written notice to a Responsible Officer of the Indenture Trustee and to the Administrator thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect of such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Receivables, the Issuer shall take all reasonable steps available to it to remedy such failure. The Administrator shall, in accordance with Section 1.02(c) of the Administration Agreement, make such notice available to each Rating Agency.

(e)            As promptly as possible after the giving of notice of termination to the Servicer of the Servicer’s rights and powers pursuant to Section 7.01 of the Sale and Servicing Agreement, the Issuer shall promptly notify a Responsible Officer of the Indenture Trustee and the Indenture Trustee shall appoint a Successor Servicer, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed and accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. The Indenture Trustee may resign as the Servicer by giving written notice of such resignation to the Issuer and in such event will be released from such duties and obligations, such release not to be effective until the date a new servicer enters into a servicing agreement as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the Successor Servicer under the Sale and Servicing Agreement. As soon as such a Successor Servicer is appointed, the Issuer shall notify the Indenture Trustee of such appointment, specifying in such notice the name and address of such Successor Servicer. Any Successor Servicer other than the Indenture Trustee shall (i) be an established financial institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of motor vehicle receivables and (ii) enter into a servicing agreement with the Issuer and the Seller having substantially the same provisions as the provisions of the Sale and Servicing Agreement applicable to the Servicer. If within thirty (30) days after the delivery of the notice referred to above, the Issuer shall not have obtained such a new servicer, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer. In connection with any such appointment, the Issuer may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in the Sale and Servicing Agreement, and in accordance with Section 7.02 of the Sale and Servicing Agreement, the Issuer and the Seller shall enter into an agreement with such successor for the servicing of the Receivables (such agreement to be in form and substance satisfactory to the Indenture Trustee). If the Indenture Trustee shall succeed to the Servicer’s duties as servicer of the Receivables as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI shall be inapplicable (except as set forth in the proviso contained in Section 6.01(a)) to the Indenture Trustee in its duties as the successor to the Servicer and the servicing of the Receivables. In case the Indenture Trustee shall become successor to the Servicer under the Sale and Servicing Agreement, the Indenture Trustee shall be entitled to appoint as Servicer any one of its Affiliates or agents, provided that it shall be fully liable for the actions and omissions of such Affiliate or agent in such capacity as Successor Servicer.

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Section 3.08      Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

(i)           except as expressly permitted by Section 3.10(b) and the Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Owner Trust Estate, unless directed to do so by the Indenture Trustee;

(ii)          claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Owner Trust Estate;

(iii)         (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Owner Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on any of the Financed Vehicles and arising solely as a result of an action or omission of the related Obligor) or (C) permit the lien created by this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics’ or other lien) security interest in the Owner Trust Estate; or

(iv)         dissolve or liquidate in whole or in part.

Section 3.09      Annual Statement as to Compliance.

(a)            The Issuer will deliver to the Indenture Trustee, within 90 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ended March 31, 2027), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(i)           a review of the activities of the Issuer during such year (since the Closing Date, in the case of the first of such Officer’s Certificate) and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and

(ii)          to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

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(b)            On or before June 1st of each calendar year in which a Form 10-K is required to be filed on behalf of the Issuer, commencing in 2027, the Indenture Trustee shall deliver to the Issuer and the Administrator a report regarding the Indenture Trustee’s assessment of compliance with each of the Servicing Criteria specified on Exhibit D hereto during the immediately preceding reporting year accompanied by an attestation report by a registered public accounting firm, in each case as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified on Exhibit D hereto.

Section 3.10      Issuer May Consolidate, etc., Only on Certain Terms.

(a)            The Issuer shall not consolidate or merge with or into any other Person, unless:

(i)           the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture, and each other Basic Document, on the part of the Issuer to be performed or observed;

(ii)          immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)         the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv)         the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse U.S. federal income tax consequence to the Issuer, any Noteholder or any Certificateholder;

(v)          any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi)         the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel (which shall describe the actions taken as required by clause (v) above or that no actions will be taken) each stating that such consolidation or merger comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

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(b)            The Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Owner Trust Estate, to any Person (except as expressly permitted by the Basic Documents), unless:

(i)           the Person that acquires by conveyance or transfer the properties or assets of the Issuer shall (A) be a United States citizen or a Person organized and existing under the laws of the United States or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each other Basic Document on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Noteholders, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

(ii)          immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)         the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv)         the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse U.S. federal income tax consequence to the Issuer, any Noteholder or any Certificateholder;

(v)          any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi)         the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel (which shall describe the actions taken as required by clause (v) above or that no actions will be taken) each stating that such conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

Section 3.11      Successor or Transferee.

(a)            Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

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(b)            Upon a conveyance or transfer of all of the properties or assets of the Issuer pursuant to Section 3.10(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee stating that the Issuer is to be so released.

Section 3.12      No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Receivables in the manner contemplated by this Indenture and the other Basic Documents and activities incidental thereto.

Section 3.13      No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for (i) the Notes and (ii) any other indebtedness permitted by or arising under the other Basic Documents.

Section 3.14      Servicer’s Obligations. The Issuer shall cause the Servicer to comply with Sections 3.10, 3.11, 3.12, 4.10 and Article VIII of the Sale and Servicing Agreement.

Section 3.15      Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.16      Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.17      Removal of Administrator. So long as any Notes are Outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal.

Section 3.18      Restricted Payments. Except as expressly permitted by the Basic Documents, the Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (a) distributions as contemplated by, and to the extent funds are available for such purpose under this Indenture, the Sale and Servicing Agreement or the Trust Agreement, (b) payments to the Indenture Trustee pursuant to Section 1.02(b)(ii) of the Administration Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

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Section 3.19      Notice of Events of Default. The Issuer shall give a Responsible Officer of the Indenture Trustee and each Rating Agency prompt written notice of each Event of Default hereunder and each default on the part of the Servicer or the Seller of its obligations under the Sale and Servicing Agreement.

Section 3.20      Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.21      Compliance with Laws. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any Basic Document.

Article IV
SATISFACTION AND DISCHARGE

Section 4.01      Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.08, 3.10, 3.12, 3.13, 3.20 and 3.22, (v) the rights, obligations and immunities of the Indenture Trustee (in all of its capacities) and the Securities Intermediary hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.02) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

(i)           either

(A)          all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(B)          all Notes not theretofore delivered to the Indenture Trustee for cancellation

(1)            have become due and payable,

(2)            will become due and payable at the Class A-4 Final Scheduled Payment Date within one year, or

(3)            are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer,

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and the Issuer, in the case of clauses (1), (2) or (3) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the related Final Scheduled Payment Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.01), as the case may be;

(ii)          the Issuer has paid or performed or caused to be paid or performed all amounts and obligations which the Issuer may owe to or on behalf of the Indenture Trustee for the benefit of the Noteholders, under this Indenture or the Notes; and

(iii)         the Issuer has delivered to the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01(a) and, subject to Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Section 4.02      Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.01 shall be held in trust in a segregated non-interest bearing account and applied by it, (a) in accordance with the provisions of the Notes, the Sale and Servicing Agreement and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Noteholders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds of the Issuer except to the extent required herein or in the Sale and Servicing Agreement or required by law and (b) in accordance with instructions from the Administrator, on which instructions the Indenture Trustee may conclusively rely.

Section 4.03      Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Article V
REMEDIES

Section 5.01      Events of Default. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

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(i)           default by the Issuer in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five (5) Business Days or more;

(ii)          default by the Issuer in the payment of the principal of or any installment of the principal of any Note at the Final Scheduled Payment Date for such Class of Notes;

(iii)         any failure by the Issuer to duly observe or perform in any material respect any covenant or agreement made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), which failure shall materially and adversely affect the rights of the Noteholders and shall continue or not be cured for a period of sixty (60) days (or for such longer period not in excess of ninety (90) days as may be reasonably necessary to remedy such failure; provided the Issuer notifies the Indenture Trustee that it is a breach of the type capable of remedy within ninety (90) days) after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Noteholders of at least 25% of the Outstanding Amount, a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(iv)         any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, which incorrect statement shall materially and adversely affect the rights of the Noteholders and the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of sixty (60) days (or for such longer period not in excess of ninety (90) days as may be reasonably necessary to remedy such incorrect statement; provided the Issuer notifies the Indenture Trustee that it is a breach of the type capable of remedy within ninety (90) days) after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Noteholders of at least 25% of the Outstanding Amount, a written notice specifying such incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(v)         (A) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Issuer or for any substantial part of its property, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days; or (B) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Issuer or for any substantial part of its property, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing;

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provided, however, that (A) if any delay or failure of performance referred to in clause (i) above shall have been caused by Force Majeure or other similar occurrences, the grace period referred to in such clause shall be extended for an additional sixty (60) days, (B) if any delay or failure of performance referred to in clause (ii) above shall have been caused by Force Majeure or other similar occurrences, the grace period referred to in such clause shall be extended for an additional sixty (60) days and (C) if any delay or failure of performance referred to in clause (iii) or (iv) above shall have been caused by Force Majeure or other similar occurrences, the grace period referred to in such clause shall be extended for an additional sixty (60) days.

The Issuer shall deliver to a Responsible Officer of the Indenture Trustee, within five (5) Business Days after learning of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii) or (iv) above, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 5.02      Acceleration of Maturity, Rescission and Annulment.

(a)            If an Event of Default should occur and be continuing, then and in every such case the Noteholders representing not less than a majority of the Outstanding Amount or the Indenture Trustee, at the request or direction of the Noteholders of Notes representing not less than a majority of the Outstanding Amount, may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

(b)            At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article provided, the Noteholders of Notes representing a majority of the Outstanding Amount, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)            the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)          all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

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(B)          all sums paid or advanced by the Indenture Trustee (in all of its capacities) and the Securities Intermediary hereunder and the reasonable compensation, costs, fees, expenses, disbursements and advances of the Indenture Trustee and the Securities Intermediary, and their respective agents and counsel; and

(ii)           all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.03      Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)            The Issuer covenants that if the Notes are accelerated following the occurrence of an Event of Default, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Noteholders, the whole amount then due and payable on such Notes for principal and interest, with interest on the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, on overdue installments of interest at the related Interest Rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, costs, fees, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b)            In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

(c)            If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d)            In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Owner Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)            to file and prove a claim or claims for the entire amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and its and their respective agents, attorneys and counsel, and for reimbursement of all costs, fees, losses, expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

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(ii)          unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)         to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(iv)         to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any Proceedings relative to the Issuer, its creditors and its property;

(v)          and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other costs, fees, losses, expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

(e)            Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)            All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the costs, fees, expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders.

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(g)            In any Proceedings brought by the Indenture Trustee (including any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.04      Remedies, Priorities.

(a)            If an Event of Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Sections 5.02 and 5.05):

(i)            institute Proceedings in its own name and/or as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

(ii)           institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Owner Trust Estate;

(iii)         exercise any remedies of a secured party under the UCC and any other remedy available to the Indenture Trustee and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee on behalf of the Noteholders under this Indenture; and

(iv)         sell the Owner Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Owner Trust Estate following an Event of Default, unless (A) the Noteholders of 100% of the Outstanding Amount consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders and Certificateholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes and Certificates for principal and interest or (C) the Indenture Trustee determines that the Owner Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes and Certificates as would have become due if the Notes and Certificates had not been declared due and payable, and the Indenture Trustee obtains the consent of Noteholders of 100% of the Outstanding Amount. In determining such sufficiency or insufficiency with respect to clause (B) and (C) above, the Indenture Trustee may, but need not, obtain, at the expense of the Issuer, and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Owner Trust Estate for such purpose.

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(b)            If the Indenture Trustee collects any money or property pursuant to this Article, it shall pay out the money or property in the following order and priority:

(i)           on a pro rata basis, to the Indenture Trustee (in all of its capacities), the Securities Intermediary, the Delaware Trustee and the Owner Trustee, any amounts due under the Trust Agreement or Section 6.07 hereof;

(ii)          to the Servicer, for amounts due and unpaid in respect of Outstanding Advances under the Sale and Servicing Agreement;

(iii)         to the Servicer, for amounts due and unpaid in respect of the Total Servicing Fee under the Sale and Servicing Agreement;

(iv)         to the Asset Representations Reviewer, any amounts due under the Asset Representations Review Agreement that were not previously paid;

(v)          to the Noteholders of the Notes of each Class, the Note Interest Distributable Amount ratably in proportion to the Note Interest Distributable Amount for each Class at their respective Interest Rates;

(vi)         to the Noteholders of Class A-1 Notes, the Outstanding Amount of the Class A-1 Notes, until the Class A-1 Notes are paid in full;

(vii)        to the Noteholders of the Class A-2, Class A-3 and Class A-4 Notes, pro rata in proportion to the Outstanding Amount of each such Class, until the Class A-2, Class A-3 and Class A-4 Notes are paid in full; provided that principal payments made to the Class A-2 Notes will be made pro rata among the Class A-2a Notes and the Class A-2b Notes, until the amount thereof is reduced to zero;

(viii)       to the Certificate Distribution Account for distribution to the Certificateholders, the Certificate Interest Distributable Amount;

(ix)          to the Certificate Distribution Account for distribution to the Certificateholders, the outstanding principal amount of the Trust Certificates; and

(x)           to the Seller, any remaining amount.

The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least fifteen (15) days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

Section 5.05      Optional Preservation of the Receivables. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Owner Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of any principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Owner Trust Estate. In determining whether to maintain possession of the Owner Trust Estate, the Indenture Trustee may, but need not, obtain, at the expense of the Issuer, and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Owner Trust Estate for such purpose.

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Section 5.06      Limitation of Suits. No Noteholder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i)           such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii)          the Event of Default arises from the failure to remit payments when due or the Noteholders of not less than 25% of the Outstanding Amount have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)         such Noteholder or Noteholders have offered to the Indenture Trustee reasonable indemnity against the costs, fees, losses, expenses and liabilities to be incurred in complying with such request (including reasonable attorneys’ fees and expenses);

(iv)         the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v)          no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders of a majority of the Outstanding Amount.

It is understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the Outstanding Amount, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture. The Indenture Trustee shall not be liable for any such determination made in good faith.

Section 5.07      Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Noteholder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

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Section 5.08      Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.09      Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10      Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Noteholder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.11      Control by Noteholders. The Noteholders of Notes representing a majority of the Outstanding Amount shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(i)           such direction shall not be in conflict with any rule of law or with this Indenture;

(ii)          subject to the terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Owner Trust Estate shall be by the Noteholders of Notes representing not less than 100% of the Outstanding Amount;

(iii)         if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Owner Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by the Noteholders of Notes representing less than 100% of the Outstanding Amount to sell or liquidate the Owner Trust Estate shall be of no force and effect; and

(iv)         the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

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Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action for which it will not be adequately indemnified or might materially adversely affect the rights of any Noteholders not consenting to such action.

Section 5.12      Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Noteholders of Notes of not less than a majority of the Outstanding Amount may waive any past Default or Event of Default and its consequences except a Default (i) in payment of principal of or interest on any of the Notes or (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Noteholder. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall respectively be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture.

Section 5.13      Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by such Noteholder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and reasonable expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (i) any suit instituted by the Indenture Trustee, (ii) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount or (iii) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

Section 5.14      Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15      Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Owner Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

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Section 5.16      Performance and Enforcement of Certain Obligations.

(a)            Promptly following a request from the Indenture Trustee to do so and at the Administrator’s expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller or the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Sale and Servicing Agreement.

(b)            If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of the Noteholders of at least 66 2/3% of the Outstanding Amount shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer, as applicable, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement, as applicable, and any right of the Issuer to take such action shall be suspended.

Article VI
THE INDENTURE TRUSTEE

Section 6.01      Duties of Indenture Trustee.

(a)            If an Event of Default has occurred and is continuing of which a Responsible Officer of the Indenture Trustee has actual knowledge, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided, however, that if the Indenture Trustee shall assume the duties of the Servicer pursuant to Section 3.07(e), the Indenture Trustee in performing such duties shall use the degree of care and skill customarily exercised by a prudent institutional servicer with respect to installment sale contracts that it services for itself or others.

(b)            Except during the continuance of an Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge:

(i)           the Indenture Trustee shall undertake to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

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(ii)          in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions specifically required to be furnished pursuant to any provision of this Indenture to determine whether or not they conform to the requirements of this Indenture.

(c)            The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)           this paragraph does not limit the effect of Section 6.01(b);

(ii)          the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)         the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

(d)            Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)            The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f)            Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

(g)            No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)            Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

(i)             The Indenture Trustee shall not be charged with knowledge of any Event of Default or any breach of a representation or warranty, as made in the Receivables Purchase Agreement, unless either (i) a Responsible Officer shall have actual knowledge of such Event of Default or breach, as applicable, or (ii) written notice of such Event of Default, or breach, as applicable, shall have been received by a Responsible Officer of the Indenture Trustee in accordance with the provisions of this Indenture. The receipt by the Indenture Trustee of a Review Report shall not obligate the Indenture Trustee to exercise its rights to enforce repurchase obligations under the Receivables Purchase Agreement unless the Indenture Trustee is directed to do so by a Noteholder or Note Owner.

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(j)             The Indenture Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Owner Trust Estate, or (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Indenture Trustee pursuant to this Indenture believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties.

(k)            It is expressly acknowledged, agreed and consented to that Citibank, N.A. will be acting in the capacities of Indenture Trustee, Securities Intermediary, Note Registrar, and Paying Agent hereunder and in such other roles as are assigned to them under the Basic Documents. Citibank, N.A. may in such multiple capacities discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other equitable principals to the extent that any such conflict or breach arises from the performance by it of its express duties set forth in this Indenture or any other Basic Document, in any such capacities, all of which defenses, claims or assertions are hereby expressly waived by the Issuer, the Noteholders (by purchase of their Notes or any interest therein) and any other Person having rights pursuant to hereto or thereto.

Section 6.02      Rights of Indenture Trustee.

(a)            Except as otherwise provided in the second succeeding sentence, the Indenture Trustee may conclusively rely on, and shall be protected in acting or refraining from acting upon, any resolution, Officer’s Certificate, Opinion of Counsel, certificate of auditors, Independent Certificate or any other document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact, calculation or matter stated in the document. Notwithstanding the foregoing, the Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee that shall be specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they comply as to form to the requirements of this Indenture.

(b)            Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c)            The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

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(d)            The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)            The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)             The Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, other than requests, demands or directions relating to an asset representations review pursuant to Section 7.05, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to the Indenture Trustee against the costs, fees, losses, expenses and liabilities which may be incurred therein or thereby (including reasonable attorneys’ fees and expenses); provided, however, nothing contained herein shall relieve the Indenture Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge (which has not been cured), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(g)            The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable in the performance of such act for other than its negligence or willful misconduct.

(h)            The Indenture Trustee shall not be required to give any bond or surety in respect of the execution of the Owner Trust Estate created hereby or the powers granted hereunder.

(i)             All rights of action and claims under this Indenture or the Note may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, any such proceeding instituted by the Indenture Trustee shall be brought in its own name or in its capacity as Indenture Trustee. Any recovery of judgment shall, after provision for the payments to the Indenture Trustee provided for in Section 6.07, be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.

(j)             In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, Force Majeure; it being understood that the Indenture Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performances as soon as practicable under the circumstances.

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(k)            The Indenture Trustee shall not be obligated to monitor, supervise or enforce the performance of the Depositor or Sponsor under the Basic Documents, except as otherwise expressly required herein or therein.

(l)             The Indenture Trustee shall not be required to take any action it is directed to take under this Indenture if the Indenture Trustee reasonably determines in good faith that the action so directed would involve the Indenture Trustee in personal liability or violate applicable law binding upon it (which determination may be based on an Opinion of Counsel).

Section 6.03      Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

Section 6.04      Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Owner Trust Estate or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication. The Indenture Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Indenture.

Section 6.05      Notice of Defaults. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of the Default within ninety (90) days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

Section 6.06      Reports by Indenture Trustee to Noteholders. The Indenture Trustee shall make available to each Noteholder such information as may be required to enable each Noteholder to prepare its respective U.S. federal and state income tax returns. The Indenture Trustee will make documents or information which it is required to provide available to the Noteholders, including, without limitation, the Servicer’s Certificate, and the Indenture Trustee will post at https://www.sf.citidirect.com information regarding principal and interest due and paid on the Notes. The Indenture Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes; provided, however, that the Indenture Trustee will also mail copies of any such statements to any Noteholders who so request in writing.

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Section 6.07      Compensation and Indemnity. The Issuer shall, or shall cause the Administrator to, (i) pay to the Indenture Trustee from time to time reasonable compensation for its services, which compensation shall not be limited by any law on compensation of a trustee of an express trust, (ii) reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it (including reasonable expenses incurred pursuant to Section 7.05), including without limitation, costs of collection, in addition to the compensation for its services, which expenses shall include the reasonable compensation and costs, fees, expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts and (iii) indemnify the Indenture Trustee and its officers, directors, employees and agents against any and all loss, cost, fee, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder (including any reasonable legal fees and expenses incurred by the Indenture Trustee in connection with the enforcement of any indemnification or other obligation of the Issuer) not resulting from its own willful misconduct, negligence or bad faith. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder. The indemnities contained in this Section 6.07 shall survive the resignation or removal of the Indenture Trustee or the termination of this Indenture. Absent an Event of Default, in the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 6.07, the Indenture Trustee’s choice of legal counsel shall be subject to the approval of the Depositor (or if the Depositor is no longer an owner, the designee of the Depositor), which approval shall not be unreasonably withheld, conditioned, delayed or denied. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee (1) through the Indenture Trustee’s own willful misconduct, negligence or bad faith or (2) in the case of the inaccuracy of any representation or warranty contained in Section 6.13 expressly made by the Indenture Trustee.

The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture and the resignation or discharge of the Indenture Trustee and shall extend to any co-trustee or separate trustee appointed pursuant to Section 6.10 hereunder. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01 (iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits, other than interest due but not paid on the Notes), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.08       Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section. The Indenture Trustee may resign at any time by so notifying the Issuer. Noteholders representing a majority of the Outstanding Amount may remove the Indenture Trustee at any time (with thirty-one (31) days’ prior notice) and appoint a successor Indenture Trustee by so notifying the Indenture Trustee in writing. The Issuer shall remove the Indenture Trustee (with thirty-one (31) days’ prior notice) if:

(i)           the Indenture Trustee fails to comply with Section 6.11;

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(ii)          a court having jurisdiction in the premises in respect of the Indenture Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property, or ordering the winding-up or liquidation of the Indenture Trustee’s affairs, provided any such decree or order shall have continued unstayed and in effect for a period of thirty (30) consecutive days;

(iii)         the Indenture Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator or other similar official for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing; or

(iv)         the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to the Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within sixty (60) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Noteholders of a majority in Outstanding Amount may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

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Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section and payment of all fees, costs, and expenses (including reasonable attorneys’ fees and expenses) owed to the outgoing Indenture Trustee. Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer’s and the Administrator’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

Section 6.09           Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates or merges with, converts or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation shall, without any further act, be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Administrator prior written notice of any such transaction, and in accordance with Section 1.02(c) of the Administration Agreement, the Administrator will make such notice available to each Rating Agency.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force as is provided anywhere in the Notes or in this Indenture that the certificate of the Indenture Trustee shall have.

Section 6.10           Appointment of Co-Trustee or Separate Trustee.

(a)           Notwithstanding any other provision of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Owner Trust Estate may at the time be located, the Indenture Trustee and the Administrator, acting jointly, shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Owner Trust Estate or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within fifteen (15) days after its receipt of a request to do so, the Indenture Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08.

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(b)           Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)            all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)           no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)          the Indenture Trustee and the Administrator may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)           Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Administrator.

(d)           Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11           Eligibility, Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, and the Indenture Trustee shall have a rating that is otherwise acceptable to the Rating Agencies, such that the rating of the Indenture Trustee, the Owner Trustee or any other bank would not in and of itself result in a qualification, downgrade or withdrawal of any of the then-current ratings assigned thereby to the Notes (as evidenced by written notice to the Indenture Trustee, Owner Trustee or any other bank). The Indenture Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

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In the event that, (A) the Indenture Trustee (i) or any of its directors or executive officers is an underwriter, or (ii) directly or indirectly, controls or is controlled by, or is in common control with, an underwriter; and (B) an Event of Default occurs, the Indenture Trustee shall comply with TIA § 310(b). For this purpose only and pursuant to TIA § 310(b), an “underwriter” means any person who, within one year prior to the occurrence of the Event of Default, was an underwriter of any of the notes outstanding at the time of such Event of Default.

Section 6.12           Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA § 311 (a), excluding any creditor relationship listed in TIA § 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA § 31l(a) to the extent indicated.

Section 6.13           Representations and Warranties of Indenture Trustee. The Indenture Trustee hereby makes the following representations and warranties on which the Issuer and Noteholders shall rely:

(i)             it is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America;

(ii)            it has full power, authority and legal right to execute, deliver, and perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture;

(iii)           assuming the necessary authorization, execution and delivery thereof by the other parties thereto, the duties and obligations of the Indenture Trustee under the Indenture constitute the valid, legal and binding obligations of the Indenture Trustee enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws or equitable principles limiting creditors’ rights generally, and provided that no representation is expressed as to the availability of equitable remedies;

(iv)           that to the best knowledge of the Indenture Trustee, the Indenture Trustee is not in breach of or default under any law or administrative rule or regulation of the United States of America, or any department, division, agency or instrumentality thereof, or any applicable court or administrative decree or order, and which would materially impair the ability of the Indenture Trustee to perform its obligations under the Indenture; and

(v)            that to the best knowledge of the Indenture Trustee, no authorization, consent or other order of any state or federal government authority or agency having jurisdiction over the trust powers of the Indenture Trustee are required to be obtained by the Indenture Trustee for the valid authorization, execution and delivery by the Indenture Trustee of the Indenture or the authentication of the Notes.

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Section 6.14           Indenture Trustee as Securities Intermediary, Paying Agent, Calculation Agent and Note Registrar. The rights, protections, indemnities and standard of care of the Indenture Trustee set forth in this Article VI shall apply to Citibank, N.A. in its capacities as Securities Intermediary, Paying Agent and Note Registrar to the same extent as they apply to the Indenture Trustee.

Article VII
NOTEHOLDERS’ LISTS AND REPORTS

Section 7.01           Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders. If Definitive Notes are issued, the Issuer will furnish or cause to be furnished to the Indenture Trustee (i) not more than five (5) days after the earlier of (a) each Record Date and (b) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date, and (ii) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 7.02           Preservation of Information; Communications, Reports and Certain Documents to Noteholders.

(a)           The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b)           Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes. A Noteholder or Note Owner, as applicable, that seeks to communicate with other Noteholders or Note Owners, as applicable, about the exercise of Noteholder and Note Owner rights under this Indenture or the other Basic Documents may send a request to the Issuer or the Servicer to include information regarding the communication in the Form 10-D to be filed by the Servicer, on behalf of the Issuer, with the Securities and Exchange Commission relating to the Collection Period in which such request was received. Each request must include (i) the name of the requesting Noteholder or Note Owner, (ii) the method by which the other Noteholders or Note Owners, as applicable, may contact the requesting Noteholder or Note Owner and (iii) in the case of a Note Owner, a certification from that Note Owner that it is a Note Owner, together with at least one form of documentation, acceptable to the Indenture Trustee, evidencing its ownership of a Note, including, but not limited to, a trade confirmation, account statement, letter from a broker or dealer or other similar document. On receipt of such a request, the Servicer will include in the Form 10-D to be filed (i) a statement that the Issuer has received a request from a Noteholder or a Note Owner, as applicable, that is interested in communicating with other Noteholders or Note Owners, as applicable, about a possible exercise of rights under this Indenture or the other Basic Documents, (ii) the name of the requesting Noteholder or Note Owner, (iii) the date the request was received and (iv) a description of the date and method by which the other Noteholders or Note Owners, as applicable, may contact the requesting Noteholder or Note Owner.

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(c)           The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA § 312(c).

(d)           The Indenture Trustee will provide to Securityholders the reports, certificates, opinions and documents specified in Section 3.15 of the Sale and Servicing Agreement, upon written request to the Indenture Trustee.

(e)           The Indenture Trustee shall, no later than the third Business Day after the last day of each calendar month, provide notice to American Honda Finance Corporation and American Honda Receivables LLC (each, a “Honda Party,” and together, the “Honda Parties”) in the form set forth as Exhibit E hereto (or such other form or format as the Honda Parties may otherwise specify) of the request or any requests of (i) all demands communicated to the Indenture Trustee for the repurchase or replacement of any Receivable for breach of the representations and warranties concerning such Receivable relating to the Issuer and (ii) any actions taken by the Indenture Trustee with respect to such demand communicated to the Indenture Trustee in respect of any Receivables. In addition, the Indenture Trustee shall, upon written request of either Honda Party, at any time they reasonably feel necessary, provide notification to the Honda Parties with respect to any actions taken by the Indenture Trustee as soon as practicable and in any event within five (5) Business Days of receipt of such request. Such notices shall be provided to the Honda Parties in accordance with Section 11.04(iv) of this Indenture. The Indenture Trustee and the Issuer acknowledge and agree that the purpose of this Section 7.02(e) is to facilitate compliance by the Honda Parties with Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended, and Items 1104(e), 1121(c) and 1125 of Regulation AB (the “Repurchase Rules and Regulations”). The Indenture Trustee acknowledges that interpretations of the requirements of the Repurchase Rules and Regulations may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable written requests (including email in PDF format) made by the Honda Parties in good faith for delivery of information in its possession under these provisions on the basis of evolving interpretations of the Repurchase Rules and Regulations. The Indenture Trustee shall cooperate fully with the Honda Parties to deliver any and all records and any other information in its possession and necessary in the good faith determination of the Honda Parties to permit them to comply with the provisions of Repurchase Rules and Regulations. In no event shall the Indenture Trustee have any responsibility or liability in connection with any filing required to be made by a securitizer under the Repurchase Rules and Regulations.

Section 7.03           Reports by Issuer.

(a)           The Issuer shall:

(i)           deliver to the Indenture Trustee, within fifteen (15) days after the Issuer is required to file the same with the Commission, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to deliver to the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

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(ii)           deliver to the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)           supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA § 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

(b)           Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on March 31 of each year.

Section 7.04           Reports by Indenture Trustee. If required by TIA § 313(a), within sixty (60) days after each March 31st (commencing March 31st, 2027), the Indenture Trustee shall mail to each Noteholder as required by TIA § 313(c) a brief report dated as of such date that complies with TIA § 313(a). The Indenture Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall promptly notify the Indenture Trustee in writing if and when the Notes are listed on any stock exchange and of any delisting thereof.

Section 7.05           Noteholder and Note Owner Demand for Asset Representations Review. If the Delinquency Percentage on any Payment Date meets or exceeds the Delinquency Trigger for that Payment Date, the Servicer shall notify the Noteholders and Note Owners on the Form 10-D filed for that Payment Date. On or after such Payment Date, an Investor may make a demand on the Indenture Trustee, in accordance with Section 11.03 to cause a vote of the Investors about whether to direct the Asset Representations Reviewer to conduct an Asset Representations Review under the Asset Representations Review Agreement. The Servicer shall notify Investors of the initiation of such a vote on the Form 10-D filed for that Payment Date. If Investors of at least 5% in the aggregate of the Outstanding Amount of the Notes, as of the filing of the Form 10-D that disclosed that the Delinquency Trigger was met or exceeded, demand a vote within ninety (90) days after the filing of the Form 10-D in which the occurrence of the Delinquency Trigger being met or exceeded was reported, the Indenture Trustee, in accordance with its standard internal vote solicitation process, will promptly request a vote of the Noteholders (through the Clearing Agency) and Note Owners. The Indenture Trustee shall set a record date for purposes of determining the identity of Noteholders or Note Owners, as applicable, entitled to vote in accordance with TIA Section 316(c) as of the date of filing of the Form 10-D that disclosed that the Delinquency Trigger was met or exceeded. The vote will be initiated no later than ninety (90) days after the filing of the Form 10-D reporting that the Delinquency Percentage met or exceeded the Delinquency Trigger for that Payment Date and will remain open until one hundred fifty (150) days after such Form 10-D filing. The Servicer shall pay the costs, expenses and liabilities incurred by the Indenture Trustee, the Owner Trustee and the Issuer in connection with the voting process, including the costs and expenses of counsel to such parties. If the Investors of a majority of the Outstanding Amount of Notes (out of those that are voted) vote in favor of an Asset Representations Review, the Indenture Trustee will promptly notify the Asset Representations Reviewer, the Issuer, the RPA Seller, the Administrator and the Servicer of such vote. Following the completion of the voting process, the next Form 10-D filed by the Depositor will disclose whether or not the Noteholders and Note Owners have voted for an Asset Representations Review.

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Section 7.06           Voting of Notes Held by Honda Parties. If any of the Notes are held by any of the Honda Parties or any of their Affiliates, such Notes shall not be considered for purposes of determining whether a specified percentage of the Outstanding Amount has voted to take any action under this Indenture or any other Basic Document.

Article VIII
ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01           Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Owner Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02           Accounts.

(a)           Pursuant to Section 4.01 of the Sale and Servicing Agreement, there has been established and there shall be maintained an Eligible Account (initially at the Securities Intermediary) in the name, and under the sole dominion and control, of the Indenture Trustee until the Outstanding Amount has been reduced to zero, and thereafter, in the name, and under the sole dominion and control, of the Owner Trustee, which is designated as the Yield Supplement Account.

(b)           On or prior to the Closing Date, the Issuer shall cause the Servicer to establish and maintain, in the name of the Indenture Trustee, Eligible Accounts for the benefit of the (i) Securityholders, the Collection Account, the Yield Supplement Account and the Reserve Fund and (ii) Noteholders, the Note Distribution Account as provided in Section 4.01 of the Sale and Servicing Agreement.

(c)           On or before each Payment Date, with respect to the preceding Collection Period, all amounts required to be deposited in the Collection Account will be deposited as provided in Sections 4.02 and 4.05 of the Sale and Servicing Agreement. On or before each Payment Date, all amounts required to be deposited in the Note Distribution Account with respect to the preceding Collection Period pursuant to Sections 4.06 and 4.07 of the Sale and Servicing Agreement will be transferred from the Collection Account, the Reserve Fund and/or the Yield Supplement Account to the Note Distribution Account.

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(d)           On each Payment Date and Redemption Date, the Indenture Trustee shall distribute all amounts on deposit in the Note Distribution Account to Noteholders, in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal and interest (including any premium), in the amounts and order as set forth in the Servicer’s Certificate which shall be in the following amounts and in the following order of priority (except as otherwise provided in Section 5.04(b)):

(i)             the Note Interest Distributable Amount; provided, that if there are not sufficient funds in the Note Distribution Account to pay the allocable portion of the Note Interest Distribution Amount with respect to each Class of Notes, the amount in the Note Distribution Account shall be applied to the payment of such amount pro rata on the basis of the total Note Interest Distributable Amount due on the Notes;

(ii)           the Note Principal Distributable Amount (first to the Class A-1 Notes until the Class A-1 Notes are paid in full, second to the Class A-2 Notes until paid in full, third to the Class A-3 Notes until paid in full, and fourth to the Class A-4 Notes until paid in full);

(iii)           notwithstanding clause (ii) above, on each Payment Date after the Notes have been accelerated as provided in Section 5.02(a) following the occurrence of an Event of Default, until such time as the Notes have been paid in full, the Note Principal Distributable Amount shall be paid first to the Class A-1 Notes until the Class A-1 Notes are paid in full and then to the Class A-2, Class A-3 and Class A-4 Notes on a pro rata basis based on the Outstanding Amount of each such Class of Notes; and

(iv)           in the event that there are insufficient funds in the Note Distribution Account, an amount will be withdrawn from the Reserve Fund pursuant to Section 4.07(b) of the Sale and Servicing Agreement.

The Indenture Trustee shall, subject to Article VI, make the distributions on the Notes in a manner consistent with the Servicer’s Certificate and will, upon the request of the Issuer, confirm to the Issuer that it has made such payments in accordance with the Servicer’s Certificate.

(e)           The Securities Intermediary.

(i)           Citibank, N.A. is hereby appointed as the securities intermediary with respect to the Collection Account, the Yield Supplement Account and the Reserve Fund (the “Securities Intermediary”) and Citibank, N.A. hereby accepts such appointment as Securities Intermediary. The Securities Intermediary hereby agrees with the parties hereto that the jurisdiction of the Securities Intermediary with respect to the Collection Account, the Yield Supplement Account and the Reserve Fund shall be the State of New York. The Securities Intermediary hereby represents and covenants that it is not and will not be (as long as it is the Securities Intermediary hereunder) a party to any agreement that is inconsistent with the provisions of this Indenture. The Securities Intermediary hereby agrees that any item of property credited to the Collection Account, the Yield Supplement Account or the Reserve Fund shall not be subject to any security interest, lien, encumbrance or right of setoff in favor of the Securities Intermediary or anyone claiming through the Securities Intermediary (other than the Indenture Trustee).

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(ii)           It is the intent of the Indenture Trustee, the Securities Intermediary and the Issuer that each of the Collection Account, the Yield Supplement Account and the Reserve Fund shall be a securities account of the Indenture Trustee. In furtherance thereof, the Securities Intermediary agrees to comply with entitlement orders with respect to and with instructions directing the disposition of funds held in or credited to the Collection Account, the Yield Supplement Account and the Reserve Fund originated by the Indenture Trustee without further consent by the Issuer, the Servicer or any other person or entity. The Securities Intermediary hereby covenants that it will not agree with any person or entity other than the Indenture Trustee, the Issuer and the Servicer that it will comply with entitlement orders originated by any person or entity, or instructions regarding the disposition of funds, with respect to such Accounts other than the Indenture Trustee, the Issuer and the Servicer. The Securities Intermediary hereby agrees (A) to treat all Account Property as Financial Assets, and (B) that all Account Property will be physically delivered to (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary in accordance with the Securities Intermediary’s customary procedures such that the Securities Intermediary establishes a Security Entitlement in favor of the Indenture Trustee with respect thereto over which the Indenture Trustee has Control.

(iii)           Any successor Securities Intermediary shall be required to make the same representations and covenants as set forth above in clauses (i) and (ii).

(iv)           Nothing herein shall imply or impose upon the Securities Intermediary any duties or obligations other than those expressly set forth herein and those applicable to a securities intermediary under the UCC (and the Securities Intermediary shall be entitled to all of the protections available to a securities intermediary under the UCC). Without limiting the foregoing, nothing herein shall imply or impose upon the Securities Intermediary any duties of a fiduciary nature (such as the fiduciary duties of the Indenture Trustee hereunder).

(v)           The rights and powers granted herein to the Indenture Trustee, and the covenants and obligations of the Securities Intermediary hereunder, have been granted in order to perfect the Indenture Trustee’s security interest in the Collection Account, the Yield Supplement Account and the Reserve Fund, and such rights, powers, covenants and obligations hereunder shall continue in effect with respect to the Collection Account, the Yield Supplement Account and the Reserve Fund until the Outstanding Amount of the Notes has been reduced to zero.

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(vi)           The Indenture Trustee, to the extent it is acting in the capacity as Securities Intermediary with respect to the Accounts, represents, warrants and covenants that:

(A)           it is a “securities intermediary,” as such term is defined in Section 8-102(a)(14)(B) of the relevant UCC;

(B)           pursuant to Section 8-110(e)(1) of the relevant UCC for purposes of the relevant UCC, the jurisdiction of the Securities Intermediary is the State of New York; and

(C)           the Securities Intermediary has and shall continue to have at all relevant times one or more offices in the United States of America engaged in a business or other regular activity of maintaining securities accounts.

(vii)           To the extent that there are any other agreements with the Indenture Trustee or the Securities Intermediary governing the Accounts, the parties agree that each and every such agreement is hereby amended to provide that with respect to the Accounts, the law applicable to all issues specified in Article 2(1) of the Hague Securities Convention shall be the laws of the State of New York.

Section 8.03           General Provisions Regarding Accounts.

(a)           So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Reserve Fund and the Yield Supplement Account shall be invested in Eligible Investments and reinvested by the Securities Intermediary upon the written direction of the Servicer, subject to the provisions of Section 4.01(b) of the Sale and Servicing Agreement. All income or other gain from investments of monies deposited in the Reserve Fund and the Yield Supplement Account shall be credited to such Account, and any loss resulting from such investments shall be charged to such Account.

(b)           To the extent that the Servicer is required to remit all payments received from or on behalf of the Obligors on or in respect of the Receivables and all Net Liquidation Proceeds daily to the Collection Account as provided in Section 4.02 of the Sale and Servicing Agreement, all or a portion of the funds in the Collection Account may be invested in Eligible Investments and reinvested by the Securities Intermediary upon the written direction of the Servicer, subject to the provisions of Section 4.01(b) of the Sale and Servicing Agreement. All income or other gain from investments of monies deposited in the Collection Account, if any, shall be paid to the Servicer as part of the Supplemental Servicing Fee, and any loss resulting from such investments shall be charged to the Collection Account in accordance with Section 4.01(b) of the Sale and Servicing Agreement.

(c)           Subject to Section 6.01(c), the Securities Intermediary shall not in any way be held liable by reason of any insufficiency in any of the Reserve Fund, the Yield Supplement Account or the Collection Account resulting from any loss on any Eligible Investment included therein except for losses attributable to the Securities Intermediary’s failure to make payments on such Eligible Investments issued by the Securities Intermediary, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

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(d)           If (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Reserve Fund, Yield Supplement Account or Collection Account to the Securities Intermediary by 2:00 P.M., New York Time (or such other time as may be agreed by the Issuer and the Securities Intermediary) on any Business Day or (ii) to the knowledge of a Responsible Officer of the Indenture Trustee a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.02 or (iii) if such Notes shall have been declared due and payable following an Event of Default but amounts collected or receivable from the Owner Trust Estate are being applied in accordance with Section 5.05 as if there had not been such a declaration, then the Indenture Trustee upon actual knowledge by a Responsible Officer of such event shall, in the case of clause (i) above, maintain such funds in cash or, in the case of clauses (ii) or (iii) above, to the fullest extent practicable, invest and reinvest funds in the Reserve Fund, Yield Supplement Account or Collection Account as specified in the most recent investment direction received by the Securities Intermediary from the Servicer.

Section 8.04           Release of Owner Trust Estate.

(a)           Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b)           The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 6.07 have been paid, release any remaining portion of the Owner Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01. Such release shall be deemed to have been made upon completion of the requirements set forth in the foregoing sentence.

Section 8.05           Opinion of Counsel. The Indenture Trustee shall receive at least seven (7) days written notice when requested by the Issuer, unless such notice requirement is waived by the Indenture Trustee, to take any action pursuant to Section 8.04(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Owner Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

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Article IX
SUPPLEMENTAL INDENTURES

Section 9.01           Supplemental Indentures Without Consent of Noteholders.

(a)           Without the consent of the Noteholders of any Notes but with prior notice from the Administrator to each Rating Agency, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)           to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject additional property to the lien of this Indenture;

(ii)           to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii)           to add to the covenants of the Issuer, for the benefit of the Noteholder of any Notes, or to surrender any right or power herein conferred upon the Issuer;

(iv)           to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)           to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or the other Basic Documents or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not adversely affect the interests of the Noteholders;

(vi)           to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

(vii)         to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA; or

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(viii)         to correct any manifest error in the terms of this Indenture as compared to the terms expressly set forth in the Prospectus.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)           The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Noteholders but with prior notice from the Administrator to each Rating Agency, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder whose written consent has not been obtained.

Section 9.02           Supplemental Indentures With Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice from the Administrator to each Rating Agency and with the written consent of the Noteholders of not less than a majority of the Outstanding Amount, by Act of such Noteholders delivered to the Issuer, the Indenture Trustee (which consent shall not be unreasonably withheld), enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that no such supplemental indenture shall, without the written consent of the Noteholder of each Outstanding Note affected thereby:

(i)            change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the Interest Rate thereon or the Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Owner Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(ii)           reduce the percentage of the Outstanding Amount, the consent of the Noteholders of which is required for any such supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii)           modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

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(iv)           reduce the percentage of the Outstanding Amount required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Owner Trust Estate pursuant to Section 5.04 or amend the provisions of this Article which specify the percentage of the Outstanding Amount required to amend this Indenture or the other Basic Documents;

(v)           modify any provision of this Section except to increase any percentage specified herein or provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Noteholder of each Outstanding Note affected thereby;

(vi)          permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Owner Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Noteholder of any Note of the security provided by the lien of this Indenture; or

(vii)         amend the provisions of Section 7.06 regarding the voting of Notes held by the Honda Parties, if any.

The Administrator shall certify to the Indenture Trustee whether or not any Notes would be affected by any supplemental indenture and any such certification shall be conclusive upon all Noteholders, whether theretofore or thereafter authenticated and delivered hereunder.

It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03           Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustees shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustees may, but shall not be obligated to, enter into any such supplemental indenture that affects the respective Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise. No supplemental indenture that adversely affects a Trustee shall be effective without its prior written consent.

Section 9.04           Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

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Section 9.05           Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

Section 9.06           Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Article X
REDEMPTION OF NOTES

Section 10.01         Redemption. The Outstanding Notes are subject to redemption in whole, but not in part, pursuant to Section 8.01 of the Sale and Servicing Agreement, on any Payment Date on which the Servicer exercises its option to purchase the Owner Trust Estate pursuant to said Section, for a purchase price equal to the Redemption Price; provided that the Issuer has available funds sufficient to pay the Redemption Price. The Administrator shall make notice available to each Rating Agency of such redemption. If the outstanding Notes are to be redeemed pursuant to this Section, the Servicer or the Issuer shall furnish written notice of such election to the Indenture Trustee not later than ten (10) days prior to the Redemption Date and the Issuer shall deposit by 8:00 A.M., Los Angeles time, on the Redemption Date with the Indenture Trustee in the Note Distribution Account the Redemption Price of the Notes to be redeemed, whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Noteholder.

Section 10.02         Form of Redemption Notice. Notice of redemption under Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, by electronic mail in accordance with Section 11.04, or by facsimile, mailed or transmitted prior to the applicable Redemption Date to each Noteholder, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Noteholder’s address or facsimile number appearing in the Note Register.

All notices of redemption shall include the following information:

(i)             the Redemption Date;

(ii)            the Redemption Price;

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(iii)           the CUSIP number;

(iv)          the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02); and

(v)           that on the Redemption Date, the Redemption Price will become due and payable upon each Note and that interest thereon shall cease to accrue from and after the Redemption Date.

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Noteholder of any Note shall not impair or affect the validity of the redemption of any other Note.

Section 10.03         Notes Payable on Redemption Date. The Notes or portions thereof to be redeemed shall, following notice of redemption as required by Section 10.02, on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

Article XI
MISCELLANEOUS

Section 11.01         Compliance Certificates and Opinions, etc.

(a)           Upon any application or request by the Issuer to the Indenture Trustee to take any action that is not specifically required by any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA and except in the case of a full redemption under Section 10.01) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section. Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture wherein such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)             a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

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(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)           a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)           a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b)           (i)           Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01 (a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(ii)           Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Outstanding Amount, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

(iii)           Other than with respect to any release described in clause (A) or (B) of Section 11.01(b)(v), whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)           Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property (other than property described in clauses (A) or (B) of Section 11.01 (b)(v)) released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then Outstanding Amount.

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(v)           Notwithstanding Section 2.12 or any other provision of this Section, the Issuer may, without compliance with the requirements of the other provisions of this Section, (A) collect, liquidate, sell or otherwise dispose of Receivables and Financed Vehicles as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Accounts as and to the extent permitted or required by the Basic Documents.

Section 11.02         Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

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Section 11.03         Acts of Noteholders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)           The ownership of Notes shall be proved by the Note Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind the Noteholder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 11.04         Notices, etc., to Indenture Trustee, Issuer and Rating Agencies. (a)  Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

(i)             the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed first-class, postage prepaid, overnight delivery service or facsimile to or with the Indenture Trustee at its Corporate Trust Office, or (as to notices sent by the Issuer to the Indenture Trustee only) if sent by electronic mail, to an address provided by the Indenture Trustee in writing, or

(ii)           the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid, overnight delivery service or electronically to the Issuer addressed to the address set forth on Schedule A to the Sale and Servicing Agreement or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

(iii)           Notices required to be given to each Rating Agency by the Issuer or the Administrator shall be in writing, personally delivered, couriered or mailed by certified mail, return receipt requested, electronic mail (if an address therefore has been provided by the respective party in writing) or overnight delivery service to the address set forth for such Rating Agency on Schedule A to the Sale and Servicing Agreement; or at such other address (including electronic mail addresses) as shall be designated by written notice to the party or parties providing notice under this paragraph.

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(b)           Notwithstanding subsection (a)(iii) above, notices required to be given to each Rating Agency by the Issuer or the Administrator, as the case may be, may be made available by the Administrator through a website post, provided that the Administrator shall inform or cause each Rating Agency to be informed in writing (including by electronic mail) that a notice has been posted.

(i)            Notices required to be given to the Honda Parties pursuant to Section 7.02(e) shall be in writing, personally delivered or mailed by certified mail, return receipt requested, or overnight delivery service, by facsimile or by electronic mail (if an address therefore has been provided by the Honda Parties in writing) to the address set forth on Schedule A to the Sale and Servicing Agreement.

Section 11.05         Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Noteholder’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to each Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

Section 11.06         Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

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Section 11.07         Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 11.08         Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.09         Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 11.10         Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Indenture and the Notes shall not in any way be affected or impaired thereby.

Section 11.11         Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, the Trustees and their successors hereunder, the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Owner Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.12         Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Note’s or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 11.13         Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction, and the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention.

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Each of the parties hereto hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Indenture or the transactions contemplated hereby. Each of the parties hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Indenture in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Indenture.

Section 11.14         Counterparts; Electronic Transmission.

(a)           This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Indenture may be electronically signed, and that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider as specified in writing to the Indenture Trustee) appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Agreement and such other documents may be made by facsimile, email or other electronic transmission. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Indenture and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(b)           The Indenture Trustee (in all of its capacities), the Securities Intermediary, the Owner Trustee, the Delaware Trustee and the Issuer are authorized to accept written instructions, directions, reports, notices or other communications signed manually or delivered by Electronic Transmission. In the absence of bad faith or negligence on its part, each of the Indenture Trustee, the Owner Trustee, the Delaware Trustee and the Issuer may conclusively rely on the fact that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission and, in the absence of bad faith or negligence, shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Indenture Trustee (in all of its capacities), the Securities Intermediary, the Owner Trustee, the Delaware Trustee or the Issuer, including, without limitation, the risk of either the Indenture Trustee, the Owner Trustee, the Delaware Trustee or the Issuer acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

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Section 11.15         Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 11.16         Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement as if specifically set forth herein.

Section 11.17         No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any U.S. federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Basic Documents.

Section 11.18         Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the accounting books, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) the disclosure of any and all information that is or becomes publicly known, or information obtained by the Indenture Trustee from sources other than the Servicer or the Issuer, (ii) the disclosure of any and all information (A) if required to do so by any applicable law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Indenture Trustee’s business or that of its affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Indenture Trustee or any affiliate or an officer, director, employer or shareholder thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Agreement approved in advance by the Servicer or the Issuer or (E) to any affiliate, independent or internal auditor, agent, employee or attorney of the Indenture Trustee having a need to know the same for reasons directly related to the ability of the Indenture Trustee to perform its duties hereunder, provided that the Indenture Trustee advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Servicer or the Issuer.

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Section 11.19         [Reserved]

Section 11.20         Disclosure of Tax Treatment. Notwithstanding the foregoing or anything herein to the contrary, all persons (and their respective employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction described herein and all materials of any kind (including opinions or other tax analyses) that are provided to the recipient relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure shall be required to be kept confidential to the extent necessary to comply with any applicable securities laws.

Section 11.21         Intent of the Parties; Reasonableness. The Indenture Trustee and Issuer acknowledge and agree that the purpose of Section 3.09 and 7.02(e) of this Indenture is to facilitate compliance by the Issuer and the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.

Neither the Issuer nor the Administrator (acting on behalf of the Issuer) shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with federal securities laws, including the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. Each of the parties hereto agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance from the Securities and Exchange Commission, convention or consensus among active participants in the asset-backed securities markets, or otherwise in respect of the requirements of Regulation AB as they may be applied by the Securities and Exchange Commission to the Issuer in connection with the Notes and (c) the parties shall comply with reasonable requests made by or on behalf of the Issuer or the Indenture Trustee for delivery of additional or different information, to the extent such information is available, as the person requesting such information may determine in good faith is necessary for it to comply with the provisions of Regulation AB. Any and all costs, fees, and expenses (including reasonable attorneys’ fees and expenses) incurred by the Indenture Trustee in compliance with this Section shall be considered indemnities payable in accordance with Section 6.07 hereof.

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The Issuer (or the Administrator, acting on behalf of the Issuer) shall cooperate with the Indenture Trustee by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the reasonable judgment of the Issuer to comply with Regulation AB.

Section 11.22         Owner Trustee. The parties hereto agree that this Indenture is executed and delivered by the Owner Trustee, not individually or personally but solely as owner trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Amended and Restated Trust Agreement; each of the representations, undertakings and agreements herein made on the part of the Issuer are made and intended not as personal representations, undertakings and agreements by The Bank of New York Mellon or BNY Mellon Trust of Delaware but are made and intended for the purpose of binding only the Issuer; and under no circumstances shall The Bank of New York Mellon or BNY Mellon Trust of Delaware be personally liable for the inaccuracy or breach of any statements made by the Issuer in this Indenture.

Section 11.23         U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Indenture Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Indenture Trustee. The parties to this Indenture agree that they will provide the Indenture Trustee with such information about the Owner Trustee as it may request in order for the Indenture Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 11.24         Communications with Rating Agencies. If the Indenture Trustee shall receive any written or oral communication from any Rating Agency (or any of their respective officers, directors or employees) with respect to the transactions contemplated hereby or under the Basic Documents or in any way relating to the Notes, the Indenture Trustee agrees to refrain from communicating with such Rating Agency and to promptly notify the Administrator of such communication. The Indenture Trustee agrees to coordinate with the Administrator with respect to any communication received from a Rating Agency and further agrees that in no event shall the Indenture Trustee engage in any oral communication with respect to the substance of the transactions contemplated hereby or under the Basic Documents or in any way relating to the Notes, with any Rating Agency (or any of their respective officers, directors or employees) without the participation of the Administrator.

The Indenture Trustee will not be responsible for delays attributable to the Administrator’s failure to deliver any information related to any communication with a Rating Agency (with respect to this section, the “Information”), defects in the Information supplied to the Rating Agency or Administrator or other circumstances beyond the control of the Indenture Trustee. The Indenture Trustee shall be under no obligation to make any determination as to the veracity or applicability of any Information provided to it, or whether any such Information is required to be maintained on a website or other public medium.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

HONDA AUTO RECEIVABLES 2026-3 OWNER TRUST,

By: The Bank of New York Mellon, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Hadassah Kangal Yee
Name: Hadassah Kangal Yee
Title: As Agent

CITIBANK, N.A.,
not in its individual capacity but solely as Indenture Trustee and as Securities Intermediary

By:	/s/ Louis Piscitelli
Name: Louis Piscitelli
Title: Senior Trust Officer

S-1	HAROT 2026-3 Indenture

Agreed to with respect to Section 7.02(b):

AMERICAN HONDA FINANCE
CORPORATION, as Servicer

By:	/s/ Masaharu Hirose
	Name:	Masaharu Hirose
	Title:	President

HAROT 2026-3 Indenture

STATE OF Pennsylvania	)
) ss
COUNTY OF Allegheny	)

On August 5th, 2026 before me, Kimberly Barnett, Notary Public, personally appeared Hadassah Kangal Yee, As Agent.

☒	personally known to me, or

☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument,

and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which such person acted, executed the instrument.

WITNESS my hand and official seal.

Signature	/s/ Kimberly Barnett	[Seal]

HAROT 2026-3 Indenture

STATE OF New York	)
) ss
COUNTY OF New York	)

On Aug 4, 2026 before me, Peter J Lopez, Notary Public, personally appeared Louis Piscitelli, STO Citibank NA.

☒	personally known to me, or

☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument,

and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which such person acted, executed the instrument.

WITNESS my hand and official seal.

Signature	/s/ Peter J Lopez	[Seal]

HAROT 2026-3 Indenture

SCHEDULE A

SCHEDULE OF RECEIVABLES

To be provided to the Indenture Trustee

Schedule A-1

EXHIBIT A

FORM OF CLASS [A-1] [A-2a] [A-2b] [A-3] [A-4] NOTE

[For Retained Notes: THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. NO SALE, PLEDGE OR OTHER TRANSFER OF THIS NOTE MAY BE MADE BY ANY PERSON UNLESS EITHER (i) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE BY THE SPONSOR TO AN AFFILIATE, (ii) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO AN ACCREDITED INVESTOR THAT EXECUTES A NOTE, SUBSTANTIALLY IN THE FORM SPECIFIED IN THE INDENTURE, TO THE EFFECT THAT IT IS AN ACCREDITED INVESTOR ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE ACCREDITED INVESTORS UNLESS THE HOLDER IS A BANK ACTING IN ITS FIDUCIARY CAPACITY), (iii) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT, SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A PERSON WHO THE PROSPECTIVE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A QUALIFIED INSTITUTIONAL BUYER, ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (iv) SUCH SALE, PLEDGE OR OTHER TRANSFER IS OTHERWISE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, IN WHICH CASE THE SPONSOR SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE ISSUER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE AND THE SPONSOR IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE SPONSOR. EXCEPT IN THE CASE OF A TRANSFER DESCRIBED IN CLAUSES (i) OR (iii) ABOVE, THE SPONSOR SHALL REQUIRE A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE TRUST, THE OWNER TRUSTEE OR THE INDENTURE TRUSTEE) SATISFACTORY TO THE SPONSOR TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE 1933 ACT.

UNLESS COUNSEL SATISFACTORY TO THE SPONSOR SHALL HAVE RENDERED AN OPINION TO THE EFFECT THAT THE RETAINED NOTES TO BE SOLD, PLEDGED, OR TRANSFERRED WILL BE CHARACTERIZED AS INDEBTEDNESS FOR U.S. FEDERAL INCOME TAX PURPOSES, NO SALE, PLEDGE, OR TRANSFER OF THIS RETAINED NOTE MAY BE MADE.]

[For Non-Retained Notes: UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

A-1-1

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED	$__________

No. R-_____	CUSIP NO. ________

HONDA AUTO RECEIVABLES 2026-3 OWNER TRUST

[SOFR Rate +] ____% ASSET BACKED NOTES, CLASS [A-1][A-2a][A-2b] [A-3] [A-4]

Honda Auto Receivables 2026-3 Owner Trust, a statutory trust organized and existing under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay to [American Honda Finance Corporation][Cede & Co.], or registered assigns, the principal sum of _____________________ Dollars ($__________), payable to the extent described in the Indenture referred to on the reverse hereof on each Payment Date; provided, however, that the entire unpaid principal amount of this Note shall be payable on the earlier of ________________ ___, 20__ (the “Class [A-1] [A-2a][A-2b] [A-3] [A-4] Final Scheduled Payment Date”) and the Redemption Date, if any, selected pursuant to the Indenture.

The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or on the Closing Date in the case of the first Payment Date or if no interest has yet been paid, subject to certain limitations contained in the Indenture. Interest on this Class A-[_] Note will accrue for each Payment Date from and including [the immediately preceding Payment Date (or, in the case of the first Payment Date, the Closing Date), to but excluding such Payment Date]1[the [__] day of the prior month (or, in the case of the first Payment Date, the Closing Date) to but excluding the [__] day of the month of such Payment Date]2 and will be computed on the basis of [the actual number of days in the Interest Accrual Period with respect to the Class A-[_] Notes divided by 360]1[a 360-day year consisting of twelve 30-day months]2. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

1 [The Class A-1 and A-2b Notes.]

2 [The Class A-2a, A-3, and A-4 Notes.]

A-1-2

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

A-1-3

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or scanned, by its Authorized Officer, as of the date set forth below.

Date:	HONDA AUTO RECEIVABLES 2026-3 OWNER TRUST,

By:	THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Owner Trustee on behalf of the Trust,

By:
Authorized Signatory

A-1-4

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:	CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee,

By:
Authorized Signatory

A-1-5

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [SOFR Rate +] ___% Asset Backed Notes, Class [A-1] [A-2a] [A-2b] [A-3] [A-4] (the “Class [A-1] [A-2] [A-3] [A-4] Notes”), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefore, except as provided in the Indenture or the Sale and Servicing Agreement.

Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture and in the Sale and Servicing Agreement. As described above, the entire unpaid principal amount of this Note will be payable on the earlier of the Class [A-1] [A-2a] [A-2b] [A-3] [A-4] Final Scheduled Payment Date and the Redemption Date, if any, selected pursuant to the Indenture. Notwithstanding the foregoing, under certain circumstances, the entire unpaid principal amount of the Class [A-1] [A-2a] [A-2b] [A-3] [A-4] Notes shall be due and payable following the occurrence and continuance of an Event of Default, as described in the Indenture. All principal payments on the Class [A-1] [A-2] [A-3] [A-4] Notes shall be made pro rata to the Class [A-1] [A-2a and A-2b] [A-3] [A-4] Noteholders entitled thereto.

Payments of principal and interest on this Note due and payable on each Payment Date or Redemption Date shall be made by wire transfer in immediately available funds to the account designated by such Person (and if such Notes are registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee). If funds are expected to be available, as provided in the Indenture or the Sale and Servicing Agreement, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered Noteholder hereof as of the Record Date preceding such Payment Date or Redemption Date by notice mailed within five (5) Business Days of such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee.

As provided in the Indenture and subject to the limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

A-1-6

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any U.S. federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

By acquiring this Note (or interest herein), each purchaser and transferee (and if the purchaser or transferee is a Plan, its fiduciary) is deemed to represent and warrant that either (i) it is not acquiring and will not hold the Note (or interest therein) with the assets of a Benefit Plan Investor or a Plan that is subject to Similar Law; or (ii) the acquisition, holding and disposition of the Note (or interest therein) will not give rise to, in the case of a Benefit Plan Investor, a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of a Plan that is subject to Similar Law, a violation of Similar Law.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for U.S. federal income, state and local income and franchise tax purposes, the Notes will qualify as indebtedness secured by the Owner Trust Estate. Each Noteholder (other than a Noteholder of a Retained Note), by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for U.S. federal income, state and local income and franchise tax purposes as indebtedness.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

A-1-7

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Noteholders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Noteholders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Noteholder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Noteholders of the Notes issued thereunder.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

A-1-8

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: [3]
Signature Guaranteed: *

3             NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-9

EXHIBIT B

FORM OF TRANSFEROR CERTIFICATE FOR RETAINED NOTES

[DATE]

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: HAROT 2026-3

American Honda Finance Corporation

1919 Torrance Blvd. 5th Floor

Torrance, California 90501

Re:	Honda Auto Receivables 2026-3 Owner Trust, Class [__] Notes (Retained Notes)

Ladies and Gentlemen:

In connection with our disposition of such of the Class [__] Notes that are Retained Notes (the “Retained Notes”) we certify that (a) we understand that the Retained Notes have not been registered under the Securities Act of 1933, as amended (the “Act”), but were retained by the Sponsor, and are being transferred by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Retained Notes to, or solicited offers to buy any Retained Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act.

Very truly yours,

[NAME OF TRANSFEROR]

By:
Authorized Officer

B-1

EXHIBIT C

FORM OF INVESTMENT LETTER FOR RETAINED NOTES

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: HAROT 2026-3

American Honda Finance Corporation
1919 Torrance Blvd. 5th Floor
Torrance, California 90501

Ladies and Gentlemen:

In connection with our proposed purchase of such of the Class [__] Notes that are Retained Notes (the “Retained Notes”) of Honda Auto Receivables 2026-3 Owner Trust (the “Issuing Entity”), we confirm that:

(a)           We understand that such Retained Notes have not been registered under the Securities Act of 1933, as amended (the “1933 Act”) but were retained by American Honda Finance Corporation (the “Sponsor”), and may not be sold except as permitted in the following sentence. We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Retained Notes are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act and (y) that such Retained Notes may be resold, pledged or transferred only (i) to the Sponsor or an Affiliate, (ii) to an “accredited investor” as defined in Rule 501(a)(1),(2),(3) or (7) of Regulation D under the 1933 Act (an “Accredited Investor”) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Accredited Investors unless the holder is a bank acting in its fiduciary capacity) that executes a certificate substantially in the form hereof, (iii) so long as such Retained Note is eligible for resale pursuant to Rule 144A under the 1933 Act (“Rule 144A”), to a person whom we reasonably believe after due inquiry is a “qualified institutional buyer” as defined in Rule 144A, acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are “qualified institutional buyers”) to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (iv) in a sale, pledge or other transfer made in a transaction otherwise exempt from the registration requirements of the 1933 Act, in which case the Sponsor shall require that both the prospective transferor and the prospective transferee certify to the Indenture Trustee and the Sponsor in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Issuer and the Sponsor. Except in the case of a transfer described in clauses (i) or (iii) above, the Sponsor shall require that a written opinion of counsel (which will not be at the expense of the Sponsor, any Affiliate of the Sponsor, the Owner Trustee or the Indenture Trustee), reasonably satisfactory to the Issuer and the Sponsor, be delivered to the Issuer, the Owner Trustee, the Indenture Trustee and the Sponsor to the effect that such transfer will not violate the 1933 Act, and will be effected in accordance with any applicable securities laws of each state of the United States. We will notify any purchaser of the Retained Notes from us of the above resale restrictions, if then applicable. We further understand that in connection with any transfer of the Retained Notes by us that the Issuer and the Sponsor may request, and if so requested we will furnish, such certificates and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

C-1

(b)           [CHECK ONE]

(c)           We are an Accredited Investor acting for our own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Accredited Investors unless we are a bank acting in its fiduciary capacity). We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Retained Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment for an indefinite period of time. We are acquiring the Retained Notes or investment and not with a view to, or for offer and sale in connection with, a public distribution.

(d)           We are a “qualified institutional buyer” as defined under Rule 144A under the 1933 Act and are acquiring the Retained Notes for our own account (and not for the account of others) or as a fiduciary or agent for others (which others also are “qualified institutional buyers”). We are familiar with Rule 144A under the 1933 Act and are aware that the seller of the Retained Notes and other parties intend to rely on the statements made herein and the exemption from the registration requirements of the 1933 Act provided by Rule 144A.

(e)           Either (a) we are not acquiring and will not hold the Retained Notes (or any interest therein) with the assets of a Plan (as defined below) that is subject to (i) Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each of the foregoing, a “Benefit Plan Investor”), or (ii) a law that is similar to the fiduciary or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (“Similar Law”) or (b) we and our fiduciary represent and warrant that the acquisition, holding and disposition of such Note (or any interest therein) will not give rise to, in the case of a Benefit Plan Investor, a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of a Plan that is subject to Similar Law, a violation of Similar Law. For purposes of the foregoing, the term “Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA whether or not subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code, or an entity or account deemed to hold the plan assets of any of the foregoing.

(f)           We understand that the Indenture Trustee, the Sponsor and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements, and we agree that if any of the acknowledgments, representations and warranties deemed to have been made by us by our purchase of the Retained Notes, for our own account or for one or more accounts as to each of which we exercise sole investment discretion, are no longer accurate, we shall promptly notify the Sponsor.

(g)           You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

C-2

Very truly yours,

[NAME OF PURCHASER]

By:
Name:
Title:

Date:

C-3

EXHIBIT D

Servicing Criteria To Be Addressed In Assessment Of Compliance

The assessment of compliance to be delivered by the Indenture Trustee, shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

Reference	Criteria
Cash Collection and Administration
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
Investor Remittances and Reporting
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.*	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

* With respect to remittances.

D-1

EXHIBIT E

Form of Monthly Rule 15Ga-1 Asset Repurchase Activity Report
Reporting Period: ____________
Name of Issuing Entity: HAROT 2026-3
Trustee: Citibank, N.A.
☐ Check here if the Trustee has no activity to report during Reporting Period indicated above

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
(a)	(b)	(c)	(#) (d)	($) (e)	(% of principal balance) (f)	(#) (g)	($) (h)	(% of principal balance) (i)	(#) (j)	($) (k)	(% of principal balance) (l)	(#) (m)	($) (n)	(% of principal balance) (o)	(#) (p)	($) (q)	(% of principal balance) (r)	(#) (s)	($) (t)	(% of principal balance) (u)	(#) (v)	($) (w)	(% of principal balance) (x)
Asset Class X
Issuing Entity A CIK #	X	Originator 1
Originator 2
Total			#	$		#	$		#	$		#	$		#	$		#	$		#	$
Asset Class Y
Issuing Entity B		Originator 3
Total			#	$		#	$		#	$		#	$		#	$		#	$		#	$

Total			#	$		#	$		#	$		#	$		#	$		#	$		#	$

E-1